UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2013

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Liberty Press Release

On October 10, 2013, Liberty Interactive Corporation (“Liberty”) issued a press release (the “Liberty Press Release”) announcing, among other things, that its board of directors had authorized management to pursue (1) a plan to recapitalize (the “Recapitalization”) its Liberty Interactive common stock into shares of the corresponding series of two new tracking stocks, Liberty Digital Commerce and QVC Group (currently named Liberty Interactive), and (2) a plan to spin-off to holders of its Liberty Ventures common stock shares of a new publicly-traded company, which would be comprised of, among other things, Liberty’s interest in TripAdvisor, Inc. as well as Liberty’s BuySeasons business. The portions of the Liberty Press Release that contain information regarding the proposed Recapitalization are being filed herewith as Exhibit 99.2 to this Current Report on Form 8-K in compliance with Rule 425 of the Securities Act of 1933, as amended (the “Securities Act”), and are hereby incorporated by reference into this Item 8.01.

QVC Press Release Regarding the Recapitalization

Also on October 10, 2013, QVC, Inc. (“QVC”) issued a press release (the “QVC Press Release”) regarding the proposed Recapitalization. The QVC Press Release is being filed herewith as Exhibit 99.3 to this Current Report on Form 8-K in compliance with Rule 425 of the Securities Act and is hereby incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

99.1	Press Release issued by Liberty, dated October 10, 2013
99.2	Excerpts of the Liberty Press Release relating to the proposed recapitalization
99.3	Press Release issued by QVC, dated October 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2013

LIBERTY INTERACTIVE CORPORATION

	By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release issued by Liberty, dated October 10, 2013
99.2	Excerpts of the Liberty Press Release relating to the proposed recapitalization
99.3	Press Release issued by QVC, dated October 10, 2013